Exhibit 10.1

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY. THE SHARES BEING SOLD HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THE SALE PRICE WAS DETERMINED ARBITRARILY BY THE SELLERS AND BEARS NO RELATIONSHIP TO THE ASSETS, EARNINGS, BOOK VALUE, CURRENT OR FUTURE TRADING PRICE OF THE SHARES, OR ANY OTHER CRITERIA.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made and entered into this 17th day of October, 2017 by and among Sprit International, Inc., a Nevada corporation (the “Company”), Kimho Consultants Company Limited, a Hong Kong limited liability company (the “Purchaser”), and Zur Dadon, as the selling stockholder (the “Seller”). Seller owns 4,000,000 shares (collectively, the “Shares”), representing 78.3% of the issued and outstanding shares of common stock of the Company. Purchaser desires to purchase from Seller, and Seller is willing to sell the Shares, subject to the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Purchase and Sale. The Seller hereby agree to sell to the Purchaser and the Purchaser, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agree to purchase from the Seller the Shares of the Company, representing 78.3% of the Company’s total issued and outstanding shares of common stocks for a total purchase price of Four Hundred and Thirty Thousand (“$430,000”)(the “Purchase Price”), payable in immediately available funds in United States currency. Purchaser and Seller acknowledge and accept that the trading price of the Shares may decrease or increase subsequent to the sale of the Shares. Purchaser and Seller waive claims to any losses as a result of the sale of the Shares.

2.	Closing. The Closing of the purchase and sale of the Shares shall occur upon the satisfaction or waiver of all conditions set forth below, but no later than 5 PM EST October 11, 2017, or such other date as may be mutually agreed by the parties in writing.

2.1.	Condition Precedent. As a condition precedent to the obligations of the Purchaser to purchase the Shares, the Purchaser shall have conducted a due diligence review of the Company and its books and records to its full satisfaction.

2.2.	Seller/Company Deliverables: Unless waived in writing by Purchaser, the Seller and the Company shall:

2.2.1.	Prior to the Closing:

2.2.1.1.        Cause the Company to timely file a Current Report on Form 8-K disclosing the entry by the Seller of this Agreement;

2.2.1.2.        Deliver to the Escrow Agent (as defined herein below) (or designee) by overnight delivery, the certificates for the Shares, along with a duly executed stock power and Company’s indemnity letter in lieu of medallion guarantee for each such certificate (collectively “Sales Documents”), and the Company Books and Records listed in Exhibit B unless otherwise agreed to in writing by the parties;

2.2.2.	On or prior to the Closing, deliver to the Purchaser:

2.2.2.1.       Confirmation of payment in full of all loans and payables of the Company, including without limitation, those made by affiliates of the Company;

2.2.2.2.        Signed resignation letters of all existing officers and directors of the Company;

2.2.2.3.        Executed Board consents appointing designees of the Purchaser as directors and officers of the Company;

2.2.2.4.        All Edgar codes of the Company necessary to make filings with the Securities and Exchange Commission;

2.2.2.5.        Contact information of service providers of the Company necessary to comply with SEC rules and regulations and to maintain the quotation on over the counter bulletin board listed in Exhibit C;

2.2.2.6.        Confirmation from the Company’s auditor that it has received all information and records desirable and necessary to audit the financial statements (and notes) for the quarterly period ended September 30, 2017; and

2.2.2.7.        Written confirmation from the Company’s stock transfer agent that it has received all documentation necessary to effectuate the transfer of stock certificates representing the Shares to the Purchaser, including the issuance of stock certificates representing the Shares to the Purchaser or its designee.

2.3.	Purchaser Deliverables: On or prior to the Closing, the Purchaser shall deliver: (i) the Purchase Price to the Escrow Agent; and (ii) upon the satisfaction of the terms set forth in Section 2.2 hereof as determined by Purchaser in its discretion, written acknowledgement that Purchaser is satisfied with the results of their due diligence review of the Company and its books and records.

2.4.	Payment of Purchase Price The parties acknowledge that Purchasers have already deposited the Purchase Price with McMurdo Law Group, LLC (the “Escrow Agent”), to be held in escrow by Escrow Agent pending the Closing. At the Closing, Escrow Agent shall pay, and Purchasers shall cause Escrow Agent to pay, the Purchase Price as follows:

2.4.1.	Four Hundred and Five Thousand ($405,000), be released immediately at the Closing to the Seller, and in accordance with the wire transfer instructions for the Seller set forth on Exhibit E.

2.4.2.	The remaining Twenty Five Thousand ($25,000) will be released immediately upon the filing of the Company’s quarterly report on Form 10-Q for the period ended September 30, 2017 (the “Immediate Report”) to the Seller, and in accordance with the wire transfer instructions for the Seller set forth on Exhibit E, provided that such Immediate Report is timely filed with the Securities and Exchange Commission (“SEC” or the “Commission”). In the event that the Immediate Report is not timely filed with the SEC, Purchasers shall notify the Escrow Agent in writing to release $25,000 to the Purchaser or as otherwise instructed in the release notice within 5 business days upon the occurrence of such failure. The Escrow Agent shall notify the Seller within 2 business days upon receipt of the release notice. The Seller shall notify the Purchasers and the Escrow Agent in writing within 5 business days upon the receipt of such notification from the Escrow Agent if it considers itself has satisfied its obligation under Section 3.14 of this Agreement and thus disputes such release. If the Seller timely notifies the Escrow Agent about the dispute, the Escrow Agent shall withhold $25,000 until the dispute is resolved and the Seller and Purchasers have to come to a mutual agreement about the release of $25,000. If the Seller does not or fails to notify the Escrow Agent within 5 business days of the receipt of the notice from the Escrow Agent, the Escrow Agent shall promptly release $25,000 pursuant to the release notice from the Purchasers.

3.	Representations, Warranties and Covenants of the Company and the Seller. Each of the Company and the Seller hereby severally and jointly represents, warrants and promise to each of the following as of the date hereof and the Closing Date:

3.1.        Corporate Existence and Power. The Company is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. The Company has the requisite corporate power and authority to carry on its business as presently conducted and as currently proposed to be conducted, to own and operate its properties and assets, to execute and deliver this Agreement, and to carry out the provisions of this Agreement. The Company is duly qualified to do business and is in good standing as a foreign company in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2.         Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the equity securities of or any interest in any corporation, partnership, limited liability company or other business entity.

3.3.        Authorization; No Contravention. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary action of the Seller and the Company, (b) do not violate, conflict with or result in any breach or default of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien under, any contractual obligation of the Seller or the Company or any requirement of law applicable to the Company, and (d) do not violate any judgment, injunction, writ, award, decree or order (collectively, “Orders”) of any governmental authority against, or binding upon, the Company. There are no actions, subpoenas, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, “Claims”) pending, initiated, or, to the knowledge of the Seller, threatened, at law, in equity, in arbitration or before any governmental authority against the Company.

3.4.        Governmental Authorization; Third Party Consents. No consent, approval, authorization, order, registration or qualification (each, an “Authorization”) of or with any governmental authority or any other person is required for the execution, delivery or performance (including, without limitation, the sale of the Shares) by, or enforcement against, the Company of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, except (i) such Authorizations as have already been obtained or (ii) as otherwise provided in this Agreement.

3.5.        Capitalization.

3.5.1.        The Company’s authorized capital stock consists solely of 75,000,000 shares of common stock, of which 5,110,000 shares are issued and outstanding, and zero authorized shares of preferred stock, of which no shares is issued and outstanding. All shares of Company stock are owned of record by the shareholders in the amounts set forth in the Shareholder’s list attached hereto as Exhibit A. There are no outstanding dividends, whether current or accumulated, due or payable on any of the capital stock of the Company.

3.5.2.       Each Seller is the legal owner, and has good and marketable title (beneficially and of record) to all of the Shares. The Shares, when issued to the Purchaser pursuant to this Agreement, will be: (i) duly authorized, validly issued, and outstanding; (ii) fully paid, non-assessable, and free of preemptive rights; and (iii) free and clear of any and all pledges, claims, restrictions, charges, liens, security interests, encumbrances, or other interests of third parties of any nature whatsoever. As of the date hereof: (i) there are no outstanding options, warrants, rights, commitments, or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company; (ii) there are no voting trusts, voting agreements, proxies, or other agreements, instruments, or undertakings with respect to the voting of any Company securities to which the Company or any of its shareholders is a party; and (iii) there are no restrictions on transfer of any Company securities except for restrictions imposed by applicable laws or by the express terms of this Agreement. There are no contracts, commitments, understandings or arrangement by which the Company is bound to issue additional registered capital, share capital or other securities.

3.6.	Agreements. Except for this Agreement and the Escrow Agreement (as hereinafter defined), and except as disclosed in SEC Reports(as hereinafter defined), there are no agreements, understandings, instruments, contracts or proposed transactions, or judgments, orders, writs or decrees, to which the Company is a party or by which it is bound. The Company is not a guarantor or indemnitor of any indebtedness of any other person, party or entity. The Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its equity securities.

3.7.	Absence of Undisclosed Liabilities. As of the dates of the Company’s financial statements, the Company had no liabilities, either accrued or contingent, of a nature required to be reflected in the financial statements in accordance with generally accepted accounting principles, and whether due or to become due, which individually or in the aggregate are reasonably likely to have an adverse effect on the Company.

3.8.	Absence of All Liabilities.

3.8.1. The Company has no liabilities, either accrued or contingent, whether or not of a nature required to be reflected in the financial statements in accordance with generally accepted accounting principles, and whether due or to become due. The Company has fully paid all debtors, vendors and service providers for all obligations that have become due and payable as of the Closing Date.

3.8.2. There are no lawsuits, actions or administrative, arbitration or other proceedings or governmental investigations ongoing, pending or threatened against or relating to the Company, Seller or the Company’s properties or business. The Company has not entered into or been subject to any consent decree, compliance order, or administrative order with respect to any property owned, operated, leased, or used by the Company. The Company has not received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any property owned, operated, leased, or used by the Company or any facilities or operations thereon.

3.8.3. The Company has filed all tax returns required to have been filed. All such tax returns were correct and complete in all material respects. All taxes owed by the Company (whether or not shown on any tax return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any tax return. To the Company’s knowledge, no claim has ever been made by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no actual, pending or, to the Company’s knowledge, threatened liens, encumbrances, or charges against any of the assets of the Company arising in connection with any failure (or alleged failure) to pay any tax. The Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party. To the Company’s knowledge, there is no dispute or claim concerning any tax liability of the Company either claimed or raised by any authority in writing. The Company has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

3.9. Financial Statements. The Company’s financial statements fairly present the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered thereby and will be prepared in accordance with generally accepted accounting principles and practices consistently applied and consistent with the books and records of the Company.

3.10. Binding Effect. This Agreement has been duly executed and delivered by the Seller, and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.11. Private Offering. No registration of the Shares, pursuant to the provisions of the Securities Act of 1933, as amended, or any state securities or “blue sky” laws, will be required by the sale of the Shares in the manner contemplated in Section 1 herein. Seller agrees that neither he or she, nor anyone acting on his or her behalf, shall offer to sell the Shares or any other securities of the Company so as to require the registration of the Shares pursuant to the provisions of the Securities Act of 1933, as amended, or any state securities or “blue sky” laws.

3.12. No Shell Company. The Company is not, nor has it ever been, the type of “issuer” defined in Rule 144(i)(1) under the 1933 Act (a “Shell Company”). The Seller acknowledges and agrees that (a) it is essential to the Purchaser that the Purchaser be able to sell Shares the Purchaser receives under the Agreement in reliance on Rule 144, (b) if the Company were or ever had been a Shell Company, any Share received by the Purchaser under the Agreement could not be sold in reliance on Rule 144 (at least without satisfying additional conditions), and (c) Purchaser is relying on the truth and accuracy of the Seller’s representation in the foregoing sentence and the availability of Rule 144 with respect to Purchaser’s selling of Shares in entering into this Agreement, purchasing the Shares.

3.13. Disclosure. Each Seller understands and confirms that Purchaser are relying on the representations, warranties and covenants contained in this Agreement and the disclosures set forth in the reports, forms and other documents filed with the United States Securities Exchange by the Company (collectively, the “SEC Reports”) in entering into this Agreement. All disclosures contained in the SEC Reports or otherwise provided to Purchaser regarding the Company, its businesses and the transactions contemplated hereby, furnished by or on behalf of such Seller or the Company are complete, true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.14        SEC Report.

3.141. From and after the Closing Date until the filing of the Immediate Report with the SEC, the Seller shall timely collect and deliver necessary information of the Company’s business or operation prior to and as of the Closing Date for the purpose of preparing the Immediate Report and shall use its best efforts to cooperate with the Company and the Company’s auditor in connection with the auditor’s review on the Immediate Report.

3.142. From and after the Closing Date, in the event the SEC notifies the Company of its intent to review any SEC Report filed prior to the Closing Date or the Company receives any oral or written comments from the SEC with respect to any SEC Report filed prior to the Closing Date or any disclosure regarding the Company business or operations, as in existence through the date hereof in any SEC Report or registration statement filed after the Closing Date, the Purchaser shall promptly notify the Seller and the Seller shall make commercially reasonable efforts to cooperate with the Purchasers in connection with such review and response.

3.15. Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of the Purchaser, after the Closing Date, the Seller shall use reasonable best efforts to provide such information available to them, including information, filings, reports, financial statements or other circumstances of the Company occurring, reported or filed prior to the Closing, as may be necessary or required by the Company for the preparation of the post-Closing Date reports that the Company is required to file with the Commission to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any Commission comments relating thereto or any Commission inquiry thereof.

4.	Representations and Warranties of the Purchaser.

The Purchaser represent, warrant, agree and covenant, severally and not jointly, to Seller, as follows:

4.1 Purchaser is Not a U.S. Person. Purchaser represents and warrants that: (A) such Purchaser is not a U.S. person as defined in Rule 902 of Regulation S under the Securities Act (each, “U.S. person”); (B) all offers to acquire the Shares were made to the Purchaser while the Purchaser was outside the United States; (C) the Purchaser’s request to acquire the Shares originated while the Purchaser was outside of the United States, (D) neither the Shares nor any interest therein will be transferred within the United States, its territories or possessions or to any U.S. person and (E) the Shares have not been acquired for the benefit of any U.S. person.

4.2. Residency. Purchaser is a resident of the jurisdiction set forth immediately next to Purchaser’s name on the signature page.

4.3. Limits on Transfer or Re-sale. The Purchaser acknowledges and agrees that: (i) the sale of the Shares pursuant to this Agreement has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Company hares may not be may not be resold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) by any Purchaser unless: (a) the Shares are resold or otherwise Transferred in a subsequent transaction pursuant to an effective registration statement under the Securities Act, (b) the Purchaser shall have obtained, at its cost, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Shares to be resold or Transferred may be resold or Transferred pursuant to an exemption from such registration, (c) the Company hares are resold or Transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Purchaser who agrees to sell or otherwise Transfer the Securities only in accordance with this Section 5.03 who is a non US Person(d) the Shares are resold pursuant to Rule 144, or (e) the Shares are resold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”); (ii) any resale or Transfer of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale or transfer of such Shares under circumstances in which the Seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; (iii) neither the Company, nor any Seller, nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case); and (iv) in the absence of an effective registration statement under the Securities Act and any applicable state securities laws applicable to the Shares or an exemption from such registration, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

4.4. Reliance on Exemptions. Each Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company and each Seller is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

4.5. Restrictions on Transferability. Each Purchaser is aware of the restrictions of transferability of the Shares and further understands the certificates shall bear the following legend(s).

(a)	THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(b)	THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH REGULATION “S” (17 C.F.R. 230.901THROUGH 230.905 AND ITS PRELIMINARY NOTES) UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED TO A U.S. PERSON, OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, OR INTO THE UNITED STATES EXCEPT PURSUANT TO A REGISTRATION STATEMENT, OR A VALID EXEMPTION FROM REGISTRATION BASED ON AN OPINION OF COUNSEL APPROVED BY THE ISSUER. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED, DIRECTLY OR INDIRECTLY, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.

(c)	Any legend required to be placed thereon by any appropriate securities commission or commissioner.

4.6. Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

4.7. Investment Intent. The Purchaser is acquiring the Shares for their own account for investment, and not with a view toward distribution thereof. The Purchaser further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Purchaser represents that it has not been formed for the specific purpose of acquiring the Shares. The Purchaser acknowledges that an investment in the Securities is a high-risk, speculative investment.

4.8. No Advertisement. The Purchaser acknowledge that it is offered by the Company to be in direct communication with the Seller, and not through any advertisement or general solicitation of any kind.

4.9. Knowledge and Experience. The Purchaser acknowledge that they have been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase. The Purchaser acknowledge that the Company has given them and Purchaser’ Counsel access to all information relating to the Company’s business that they or any one of them have requested. The Purchaser acknowledge that they have sufficient business and financial experience, and Knowledge concerning the affairs and conditions of the Company so that they can make a reasoned decision as to this purchase of the Shares and are capable of evaluating the merits and risks of this purchase.

4.10. Authorization; Enforcement. This Agreement has been duly executed and delivered on behalf of the Purchaser, and this Agreement constitutes the valid and binding agreement of the Purchaser and is enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and except as may be limited by the exercise of judicial discretion in applying principles of equity.

4.11. Non-Contravention. Neither the execution, delivery or performance of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby, nor compliance by the Purchaser with any of the provisions of this Agreement shall (a) violate any provision of its governing documents, (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent or approval under, any note, bond, mortgage, indenture, deed of trust or other agreement, contract or instrument to which the Purchaser is bound or by which the Purchaser or any of its properties or assets may be bound or affected, or (c) result in the imposition of any Lien upon any of the properties or assets of the Purchaser, except in the case of clause (b) and (c), as would not have a material adverse effect on the Purchaser.

4.12. Litigation. There are no court, administrative, arbitration, mediation or other proceedings (including disciplinary proceedings), claims, lawsuits, reviews, formal or informal complaints or investigations, actions, or inquiries of any nature by any governmental authority or any other Person (collectively, “Proceedings”) pending or, to the actual Knowledge of the Purchaser, threatened against the Purchaser which seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

4.13. Ability to Carry Out Obligations. The Purchaser, as to itself, has the power, and authority to enter into, and perform its obligations under this Agreement. The execution and delivery of this Agreement by such Purchaser and the performance by such Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in any breach or violation of any of the provisions of or constitute a default under any agreement to which such Purchaser is a party, or by which such Purchaser is bound.

5.	Acknowledgement of Escrow Agent as Purchaser Counsel. The Seller and Purchaser hereby acknowledge that they are parties to that certain Escrow Agreement of even date hereof, by and among McMurdo Law Group, LLC (the “Escrow Agent”), the Purchaser and the Seller (the “Escrow Agreement”), pursuant to which the Seller and the Purchaser established an escrow account and appointed Escrow Agent to serve as the escrow agent thereto in accordance with the terms and conditions of the Escrow Agreement. The Seller and the Purchaser hereby acknowledge that Escrow Agent: (i) is legal counsel to the Purchaser; (ii) has explained to each of it the potential conflicts arising from having legal counsel to the Purchaser serve as the Escrow Agent; and (iii) has advised each of them to seek independent counsel to review the terms of this Agreement and the Escrow Agreement. The Purchaser and the Seller hereby expressly acknowledge their appointment of Escrow Agent to serve as the escrow agent in accordance with the terms and conditions of the Escrow Agreement.

6.	Miscellaneous. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and discussions between Purchaser and Seller. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provisions hereof. This Agreement may be executed by the parties hereto in separate counterparts, each of which will be deemed to be one and the same instrument. All claims, disputes and other matters in question between the parties to this Agreement, arising out of or relating to this Agreement or breach thereof, shall be filed and heard only in the state courts of New York. The Agreement will be government by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph.

SELLER:

/s/Zur Dadon
Zur Dadon

COMPANY:

Spirit International, Inc. A Nevada corporation

By:	/s/Zur Dadon
Name: Zur Dadon Title: CEO

Address: 2620 Regatta Drive, Suite 102, Las Vegas, NV

PURCHASER:

Kimho Consultants Company Limited
A Hong Kong limited liability company

By:	/s/Kimberly Leung
Name: Kimberly Leung Title: Director

Address: Unit 1510, Tower 1, Silvercord Centre, 30 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong